Exhibit 5.1

Our ref	ELB\629097\2798837
Direct tel	+852 2971 3035
Email	emily.brown@maplesandcalder.com

Xinyuan Real Estate Co., Ltd.

27/F, China Central Place, Tower II

79 Jianguo Road, Chaoyang District

Beijing 100025

People’s Republic of China

30 July 2008

Dear Sirs

Xinyuan Real Estate Co., Ltd.

We have examined the Registration Statement on Form S-8 to be filed by Xinyuan Real Estate Co., Ltd., a company incorporated under the laws of the Cayman Islands (the “Company”), with the Securities and Exchange Commission (the “Registration Statement”), relating to the registration under the Securities Act of 1933, as amended, of an amount of 16,802,495 common shares of par value US$0.0001 each in the capital of the Company (the “Shares”) for issuance pursuant to the following plans (the “Plans”):

Xinyuan Real Estate Co., Ltd. - 2007 Long Term Incentive Plan

Xinyuan Real Estate Co., Ltd. - 2007 Equity Incentive Plan

As Cayman Islands counsel to the Company, we have examined the corporate authorisations of the Company in connection with the Plan and the issue of the Shares by the Company and have assumed that the Shares will be issued in accordance with the Plan and the resolutions authorising their issue.

It is our opinion that the Shares to be issued by the Company have been duly and validly authorised, and when issued, sold and paid for in the manner described in the Plan and in accordance with the resolutions adopted by the Board of Directors of the Company (or any committee to whom the Board of Directors have delegated their powers with respect to administration of the Plans) and when appropriate entries have been made in the Register of Members of the Company, will be legally issued as fully paid and non-assessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement and any amendments thereto. In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Yours faithfully

/s/ Maples and Calder

Maples and Calder